BUSINESS FINANCING MODIFICATION AGREEMENT

This Business Financing Modification Agreement is entered into as of October 9, 2014, by and between Inuvo, Inc., a Nevada corporation ("Parent"), Babytobee, LLC, a New York limited liability company ("Babytobee"), Kowabunga Marketing, Inc., a Michigan corporation ("Kowabunga "), Vertro , Inc., a Delaware corporation ("Vertro"), and Alot, Inc., a Delaware corporation ("Alot" and together with Parent, Babytobee, Kowabunga and Vertro, each a "Borrower" and collectively, "Borrowers") and Bridge Bank, National Association ("Lender").

I.    DESCRIPTION OF Existing indebtedness: Among other indebtedness which may be owing by Borrower to Lender, Borrower is indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated March I , 2012, by and between Borrower and Lender, as may be amended from time to time (the "Business Financing Agreement"). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter , all indebtedness owing by Borrower to Lender shall be referred to as the "Indebtedness" and the Business Financing Agreement and any and all other documents executed by Borrower in favor of Lender shall be referred to as the "Existing Documents."

2.	DESCRIPTION OF CHANGE IN TERMS.

A.	Modification(s) to Business Financing Agreement:

i)	Section 4.15 of the Business Financing Agreement is hereby amended and restated in its entirety to read as follows:

4.15    Maintain Borrowers' consolidated financial condition as follows using generally accepted accounting principle s consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

(a)    Asset Coverage Ratio, measured monthly , of not less than (i) 1 .25 to 1.00 for the month ended August 31 , 2014 and September 30, 20 14; (ii) 1.15 to 1.00 for the
month ending October 31 , 20 14, November 30, 20 14, and December 31, 2014, and (iii)
1.25 to 1.00 for the month ending January 31, 20 15 and each month thereafter.

(b)    Debt Service Coverage Ratio, measured monthly on a trailing 3-month basis, of not less than I.75 to 1.00 for the August 2014 measuring period , and each monthly measuring period thereafter.

(c)    For the August 2014 and September 2014 measuring periods , Borrowers shall not negatively deviate more than 20% from the approval l revenue and adjusted EBITA as calculated in the projected plan most recently submitted and accepted by Lender in its sole discretion.

ii)	The following defined term set forth in Section 12. 1 of the Business Financing Agreement is hereby amended and restated in its entirety, as follows:

"Debt Service Coverage Ratio" means, (i) for the months ended August 31, 20 14 and September 30, 2014, the ratio of Operating Profit to the sum of the current portion of Borrowers ' long term indebtedness for the period being measured; and (ii) for the month ending October 31, 20 14 and each monthly period thereafter, the ratio of Operating Profit minus Borrowers' capitalized labor expenses to the sum of the current portion of Borrowers' long term indebtedness plus all interest payments on all indebtedness during such period.

3.CONSISTENT CHANGES. The Existing Document s are each hereby amended wherever necessary to reflect the changes described above.

4.	INTENTIONALLY OMITTED .

5.NO DEFENSES OF BORROWER/GENERAL RELEASE. Borrower agrees that , as of this date, it has no defenses against the obligations to pay any amounts under the Indebtedness. Each of Borrower and Guarantor (each, a "Releasing Party") acknowledges that Lender would not enter into this Business Financing Modification Agreement without Releasing Party's assurance that it has no claims against Lender or any of Lender 's officers, directors, employees or agents. Except for the obligation s arising hereafter under this Business Financing Modification Agreement , each Releasing Party releases Lender, and each of Lender 's and entity 's officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature , including any claims that Releasing Party, its successors, counsel , and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAlMS WHICH THE CRED!TOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUT ING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
The provisions, waive rs and releases set forth in this section are binding upon each Releasing Party and its shareholders , agents, employees, assigns and successors in interest. The provisions, waive rs and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Business Financing Modification Agreement and the Agreement, and/or Lender 's actions to exercise any remedy available under the Agreement or otherwise.

6.CONTINUING VALIDITY. Borrower understands and agrees that in modifying the ex1stmg [indebtedness, Lender is relying upon Borrower 's representation s, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Business Financing Modification Agreement , the tem1s of the Existing Documents remain unchanged and in full force and effect. Lender 's agreement to modifications to the existing Indebtedness pursuant to this Business Financing Modification Agreement in no way shall obligate Lender to make any future modifications to the Indebtedness. Nothing in this Business Financing Modification Agreement shall constitute a satisfaction of the Indebtedness. It is the intention of Lender and Borrower to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Business Financing Modification Agreement. The terms of this paragraph apply not only to this Business Financing Modification Agreement, but also to any subsequent Business Financing modification agreements.
7.INTENTIONALLY OM ITTED.

8.NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRE SENTS AND AGREES THAT : (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTI ES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR , CONTEMPORANEOUS , OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

9.COUNTERSIGNATURE. Th is Business Financing Modification Agreement shall become effective only when executed by Lender and Borrower.

BORROWER:

INUVO, INC.

By:

Name:

Title:

BABYTOBEE , LLC

By:

Name: -------------------

Title:

KOW ABUNGA MARKETING, INC.

By:

Name: ----------------

Title:

VERTRO, INC.

By:

Name:

LENDER:

BRIDGE BANK , NATIONAL ASSOCIAT ION

By:

Name: -----------------------
Title:

Title:

A LOT, INC.

By:

Name:

Title: